Exhibit 99.1

BIOLASE DELIVERS 24% REVENUE GROWTH IN 2022 AS GO-TO-MARKET STRATEGIES GAIN MOMENTUM; GUIDES FOR AT LEAST 25% REVENUE GROWTH AND PROFITABILITY IN 2023

LAKE FOREST, Calif., March 28, 2023 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today announced its financial results for the fourth quarter and full year ended December 31, 2022.

2022 Full-Year Financial Highlights

•
Achieved year-over-year revenue growth of 24% to $48.5 million
•
Increased U.S. laser sales by 39% year over year
•
Achieved record U.S. consumable sales, up 25% year over year, driven by increased procedures using BIOLASE lasers
•
Generated increased adoption of its industry-leading laser, with approximately 84% of U.S. Waterlase sales for the full-year 2022 coming from new customers
•
Sales conversion rate continued to rise throughout the year due to the success of its Waterlase Exclusive Trial Program

"The rising demand for our industry-leading lasers, which is being driven by the execution of our growth strategy, enabled us to achieve our business objectives for 2022 while positioning us for continued success in 2023," commented John Beaver, President and Chief Executive Officer. “We reported revenue growth of 24% year over year, primarily from U.S. laser sales increasing 39% year over year and U.S. consumable sales growing 25% year over year. Our strong performance is being driven by the market’s positive reaction to the Waterlase Exclusive Trial Program and the team’s sales conversion rate of nearly 50%. This initiative, along with the emphasis on education and training for endodontists, periodontists, pediatric dentists, and dental hygienists, generated increased adoption of our laser technology in the U.S., with approximately 84% of our U.S. Waterlase sales in the year coming from new customers.

“We expect much of the same in 2023 as we currently anticipate total revenue growth of at least 25%. Moreover, we expect our gross margins to improve significantly in 2023 due to increased sales volume and pricing increases, lower trunk fiber costs resulting from our recent acquisition, and other manufacturing cost savings. We believe all of this positions us to achieve positive adjusted EBITDA for the full year of 2023.

“Our results and future expectations clearly demonstrate that we are moving the needle, and with less than 10% of the U.S. dental community currently using dental lasers, we are confident we can leverage the enhanced capabilities of our product and our successful sales and marketing initiatives, to drive further adoption and become the new standard of care.”

2022 Financial Results

Net revenue for the year ended December 31, 2022, was $48.5 million, an increase of 24% compared to net revenue of $39.2 million for the year ended December 31, 2021. U.S. laser revenue was $20.4 million for the year ended December 31, 2022, an increase of 39% compared to U.S. laser revenue of $14.8 million for the year ended December 31, 2021. U.S. consumables and other revenue for the year ended December 31, 2022, which consists of revenue from consumable products such as disposable tips, increased 25% year over year. International laser revenue was $11.0 million for the year ended December 31, 2022, compared to $10.3 million for the year ended December 31, 2021.

Gross margin for the year ended December 31, 2022, was 33% compared to 42% for the year ended December 31, 2021. Total operating expenses were $41.2 million for the year ended December 31, 2022, compared to $33.0 million for the year ended December 31, 2021, a 25% increase year over year. Operating loss for the year ended December 31, 2022, was $25.3 million, compared to an operating loss of $16.4 million for the year ended December 31, 2021, an increase of 54% year over year.

The Company had cash and cash equivalents of approximately $4.2 million on December 31, 2022. Following its January 2023 equity raise of an additional $9.0 million in net proceeds, the Company believes it has sufficient liquidity to execute its near-term growth strategies and greatly improve profitability.

Net Loss and Adjusted EBITDA

The reconciliation of GAAP Net Loss to Adjusted EBITDA at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's Adjusted EBITDA and Adjusted EBITDA per share.

Net loss attributable to common stockholders for the year ended December 31, 2022, was $28.9 million, or $4.16 per share, compared to a net loss of $16.7 million, or $2.83 per share, for the year ended December 31, 2021. Adjusted EBITDA for the year ended December 31, 2022, was a loss of $20.1 million, or $2.91 per share, compared with an Adjusted EBITDA loss of $14.7 million, or $2.49 per share, for the year ended December 31, 2021.

2023 First Quarter and Full Year Financial Guidance

BIOLASE is anticipating first-quarter net revenue to exceed $10.0 million, representing relatively flat revenue compared to the year-ago quarter. The Company expects 2023 full-year net revenue to increase at least 25% year over year and expects to achieve positive adjusted EBITDA results for the full year of 2023 (adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, patent litigation settlements, stock-based and other non-cash compensation, and the change in allowance for doubtful accounts).

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the fourth quarter and full year ended December 31, 2022, and to answer questions. To access the live call, dial 1-888-506-0062 (U.S.) or +1 973-528-0011 (International) and provide the following code: 121864.

A live and archived webcast of the conference call will be accessible on the BIOLASE Investor Relations page. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial 1-877-481-4010 or +1 919-882-2331 (International) and enter replay passcode: 47764.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 259 actively patented and 24 patent-pending technologies designed to provide biologically and clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver superior results for dentists and patients. BIOLASE's principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. From 1998 through December 31, 2022, BIOLASE has sold over 45,500 laser systems in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer applications.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements, regarding BIOLASE’s expected revenue and revenue growth. Forward-looking statements can be identified through the use of words such as “may,” “might,” “will,” “intend,” “should,” “could,” “can,” “would,” “continue,” “expect,” “believe,” “anticipate,” “estimate,” “predict,” “outlook,” “potential,” “plan,” “seek,” and similar expressions and variations or the negatives of these terms or other comparable terminology. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE’s current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE’s current expectations depending upon a number of factors. These factors include, among others, the coronavirus (COVID-19) and the effects of the outbreak and actions taken in connection therewith, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, substantial doubt regarding BIOLASE's ability to continue as a going concern, and those other risks and uncertainties that are described in the "Risk Factors" section of BIOLASE's most recent annual report on Form 10-K and quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net revenue	$14,051	$12,407	$48,462	$39,188
Cost of revenue	10,455	7,501	32,551	22,659
Gross profit	3,596	4,906	15,911	16,529
Operating expenses:
Sales and marketing	6,451	5,024	21,675	15,339
General and administrative	3,484	2,644	12,309	11,258
Engineering and development	2,088	1,542	7,265	6,048
Loss on patent litigation settlement	—	125	—	315
Total operating expenses	12,023	9,335	41,249	32,960
Loss from operations	(8,427)	(4,429)	(25,338)	(16,431)
Gain (Loss) on foreign currency transactions	114	(280)	(438)	(452)
Interest expense, net	(1,462)	(498)	(2,749)	(2,224)
Gain on debt forgiveness	—	—	—	3,014
Non-operating gain (loss), net	(1,348)	(778)	(3,187)	338
Loss before income tax provision	(9,775)	(5,207)	(28,525)	(16,093)
Income tax provision	(86)	(72)	(109)	(65)
Net loss	(9,861)	(5,279)	(28,634)	(16,158)

Net loss	$(9,861)	$(5,279)	$(28,634)	$(16,158)
Deemed dividend on convertible preferred stock	—	—	(217)	(546)
Net loss attributable to common stockholders	$(9,861)	$(5,279)	$(28,851)	$(16,704)

Net loss per share attributable to common stockholders:
Basic and Diluted	$(1.28)	$(0.86)	$(4.16)	$(2.83)
Shares used in the calculation of net loss per share:
Basic and Diluted	7,718	6,140	6,930	5,910

BIOLASE, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands, except per share data)

	December 31,
	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$4,181	$29,972
Restricted cash	—	203
Accounts receivable, less allowance of $2,164 and $2,154 as of December 31, 2022 and 2021, respectively	5,841	4,238
Inventory	15,884	12,929
Prepaid expenses and other current assets	3,053	2,012
Total current assets	28,959	49,354
Property, plant, and equipment, net	4,278	1,067
Goodwill	2,926	2,926
Right of use asset	1,768	1,717
Other assets	255	220
Total assets	$38,186	$55,284
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$5,786	$3,309
Accrued liabilities	9,210	8,276
Deferred revenue, current portion	2,111	2,259
Term loan, net of discount	700	—
Total current liabilities	17,807	13,844
Deferred revenue	418	329
Warranty accrual	360	521
Non current term loans, net of discount	13,091	13,603
Non current operating lease liability	1,259	1,449
Other liabilities	362	330
Total liabilities	33,297	30,076
Stockholders' equity:
Series F Preferred stock, par value $0.001 per share	—	34
Common stock, par value $0.001 per share	8	6
Additional paid-in capital	301,782	293,325
Accumulated other comprehensive loss	(733)	(623)
Accumulated deficit	(296,168)	(267,534)
Total stockholders' equity	4,889	25,208
Total liabilities and stockholders' equity	$38,186	$55,284

BIOLASE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended
	December 31,
	2022	2021
Cash Flows from Operating Activities:
Net loss	$(28,634)	$(16,158)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	497	400
Provision for bad debts	40	(202)
Provision for inventory excess and obsolescence	1,312	(275)
Inventory disposals and recoveries, net	1,486	(122)
Amortization of debt issuance costs	1,196	515
Patent litigation mark-to-market	—	315
Issuance of restricted shares	109	164
Stock-based compensation	2,303	1,662
Gain on debt forgiveness	—	(3,014)
Changes in operating assets and liabilities:
Accounts receivable	(1,643)	(978)
Inventory	(5,754)	(1,375)
Prepaid expenses and other current assets	(1,135)	285
Accounts payable and accrued liabilities	3,521	1,765
Deferred revenue	(59)	308
Net cash and cash equivalents used in operating activities	(26,761)	(16,710)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(3,727)	(707)
Net cash and cash equivalents used in investing activities	(3,727)	(707)
Cash Flows from Financing Activities:
Proceeds from the issuance of common stock and June 2020 Warrants, net	5,602	14,420
Payments of equity offering costs	—	(1,135)
Principal payment on term loan	(1,000)	—
Payments of debt issuance costs	—	(25)
Proceeds from the exercise of common stock warrants	1	16,562
Proceeds from exercise of stock options	—	132
Net cash and cash equivalents provided by financing activities	4,603	29,954
Effect of exchange rate changes	(109)	(238)
Increase (decrease) in cash and cash equivalents	(25,994)	12,299
Cash, cash equivalents and restricted cash, beginning of year	30,175	17,876
Cash, cash equivalents and restricted cash, end of year	$4,181	$30,175
Supplemental cash flow disclosure:
Cash paid for interest	$1,519	$1,771
Cash received for interest	$26	$56
Cash paid for income taxes	$59	$171
Cash paid for operating leases	$254	$246
Non-cash settlement of liability	$—	$510
Non-cash right-of-use assets obtained in exchange for lease obligations	$574	$150
Deemed dividend on preferred stock	$217	$546
Receivable from warrants exercised and included in prepaid and other current assets	$—	$(1,498)

Non-GAAP Financial Measures

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Adjusted EBITDA is defined as net income (loss) before interest, taxes, depreciation and amortization, loss on patent litigation settlement, stock-based and other non-cash compensation, allowance for doubtful accounts, increase in inventory reserves, and gain on debt forgiveness. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.

Reconciliation of GAAP Net Loss to Adjusted EBITDA and

GAAP Net Loss Per Share to Adjusted EBITDA Per Share

(Unaudited, in thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
GAAP net loss attributable to common stockholders	$(9,861)	$(5,279)	$(28,851)	$(16,704)
Deemed dividend on convertible preferred stock	—	—	217	546
GAAP net loss	$(9,861)	$(5,279)	$(28,634)	$(16,158)
Adjustments:
Interest expense, net	1,462	498	2,749	2,224
Income tax provision	86	72	109	65
Depreciation and amortization	128	116	497	400
Change in allowance for doubtful accounts	(16)	(44)	40	(202)
Loss on patent litigation settlement	—	125	—	315
Stock-based and other non-cash compensation	612	174	2,303	1,662
Increase in inventory reserve and disposals	1,066	—	2,798	—
Gain on debt forgiveness	—	—	—	(3,014)
Adjusted EBITDA	$(6,523)	$(4,338)	$(20,138)	$(14,708)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(1.28)	$(0.86)	$(4.16)	$(2.83)
Deemed dividend on convertible preferred stock	—	—	0.03	0.09
GAAP net loss per share, basic and diluted	$(1.28)	$(0.86)	$(4.13)	$(2.73)
Adjustments:
Interest expense, net	0.19	0.08	0.39	0.37
Income tax provision	0.01	0.01	0.02	0.01
Depreciation and amortization	0.02	0.02	0.07	0.07
Change in allowance for doubtful accounts	—	(0.01)	0.01	(0.03)
Loss on patent litigation settlement	—	0.02	—	0.05
Stock-based and other non-cash compensation	0.07	0.03	0.33	0.28
Increase in inventory reserve and disposals	0.14	—	0.40	—
Gain on debt forgiveness	—	—	—	(0.51)
Adjusted EBITDA per share, basic and diluted	$(0.85)	$(0.71)	$(2.91)	$(2.49)